Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-33446, 333-30554, 333-95109, 333-64085, 333-64087, 333-95553, 333-132377, 333-132378, 333-136388, and 333-146625) of Christopher & Banks Corporation of our report dated May15, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K

PricewaterhouseCoopers LLP

Minneapolis, Minnesota

May 15, 2008